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                                                                   EXHIBIT 10.12


                                  DEMAND NOTE
                                  -----------


$500,000.00                                                Pearl River, New York
                                                                    June 4, 1996


     FOR VALUE RECEIVED, the undersigned, MIM Corporation ("Payor"), with an address of 25 North Road, Peace Dale, Rhode Island 02883, hereby promises to pay to the order of John H. Klein ("Payee"), on demand, at One Blue Hill Plaza, Pearl River, New York 10965 or at such other place as the holder hereof may designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00) with interest at the rate of ten percent (10%) per annum. This Note may be prepaid in whole, or in part, at any time, without premium or penalty.

     Payor hereby waives, unless otherwise provided for in this Note, protest, notice of dishonor and protest, rights or extension and any defense by reason of extension of time or other indulgences granted by Payee. The holder of this Note shall be entitled to receive, to the extent lawful, all costs, including reasonable attorneys' fees and expenses, for the collection of all amounts due and payable under this Note.

     Any notice, presentation or demand to or upon Payor in respect of this Note may be given or made by being mailed by registered or certified mail addressed to Payor at the address first written above or, if any other address shall at any time be designated for this purpose by Payor in writing to the holder of this Note at the time of such notice, to such other address. Notice shall be deemed received three (3) days after posting the same. Notice may also be given by fax or by hand-delivery.

     All covenants and promises in this Note shall bind the successors and assigns of Payor.

     Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

     If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

     This Note has been duly executed by Payor and constitutes a legal, valid and binding obligation of Payor enforceable in accordance with its terms. The validity, construction and enforceability of this Note shall be construed in accordance with and governed by the laws of the State of New York, excluding rules relating to conflicts of law.

     IN WITNESS WHEREOF, the Payor has executed this Note on the day and year first above written.

Witness:                                   MIM Corporation



/s/ Douglas C. Leonard                     By:/s/ Richard H.  Friedman
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                                              Richard H. Friedman
                                              Chief Operating Officer